Exhibit 99.1

Foresight Energy LP and Foresight Reserves LP Announce Launch of Cash Tender Offer and Exchange Offer

Saint Louis, MO (August 1, 2016) – On August 1, 2016, Foresight Energy LP (NYSE: FELP) (“FELP,” and along with its consolidated subsidiaries, the “Partnership”) and Foresight Reserves LP (a principal equityholder of FELP’s general partner) (“Reserves”) announced the launch of the following  transactions in connection with the proposed global restructuring (the “Restructuring”) of the Partnership:

•

Reserves launched an offer to purchase for cash (the “Tender Offer”) up to $105.4 million aggregate principal amount of the outstanding 7.875% Senior Notes due 2021 (“Existing Senior Notes”) (144A CUSIP No. 345525 AB5 — ISIN No. US345525AB51 / REG. S CUSIP No. U34550 AC4 — ISIN No. USU34550AC44) of Foresight Energy LLC and Foresight Energy Finance Corporation (together, the “Issuers”) which are currently held by holders of Existing Senior Notes (other than Reserves, its investors or their respective affiliates) (“Non-Reserves Holders”): (i) inside the U.S. who are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or who are “accredited investors” (as defined in Rule 501 under the Securities Act); and (ii) outside the United States who are not “U.S. Persons” (as defined in Regulation S under the Securities Act) (“Eligible Holders”);

•

FELP and the Issuers launched an offer to exchange (the “Exchange Offer”) any and all remaining outstanding Existing Senior Notes not held by Reserves, its investors or their respective affiliates and not purchased in the Tender Offer for the following consideration:

(i)    (x) up to $291.6 million aggregate principal amount of new Senior Secured Second Lien PIK Notes due 2021 (the “Second Lien Notes”) (with a 9.0% per annum cash coupon for the first two years, a 10.0% per annum cash coupon thereafter plus, in each case, an additional 1.0% per annum PIK coupon), plus (y) an additional principal amount of Second Lien Notes equal to the accrued and unpaid interest on the Existing Senior Notes tendered in the Tender Offer and Exchange Offer up to (but excluding) the closing date of the Exchange Offer (which, assuming a closing date of August 31, 2016, would equal an additional principal amount of Second Lien Notes of approximately $49.4 million issued to Eligible Holders in the Exchange Offer).

(ii)    up to $120.0 million aggregate principal amount of Senior Secured Second Lien Exchangeable PIK Notes due 2017 (the “Exchangeable PIK Notes”) (with a maturity date of October 3, 2017 and a 15.0% per annum PIK coupon), which may be redeemed or purchased in full in cash on or prior to October 2, 2017: (a) at the Issuers’ option by or on behalf of the Issuers; (b) at the option of Murray Energy Corporation (a principal equityholder of FELP’s general partner) (“Murray”), an affiliate of Murray or a  group of persons which includes Murray or any of its affiliates (the “Murray Group”), by the Murray Group; or (c) some combination of the purchase/redemption options described in clauses (a) and (b) that results in the entire purchase or redemption of the Exchangeable PIK Notes (clauses (a), (b) and (c), together with any repayment of the Exchangeable PIK Notes that occurs on the maturity date, being referred to as the “Note Redemption”). The Exchangeable PIK Notes, if not paid at maturity on October 3, 2017 or redeemed or purchased under a Note Redemption, will immediately and automatically be exchanged for common units representing limited partner interests of FELP (the “Common Units”) equal to the product of (x) the principal amount of Exchangeable PIK Notes being exchanged, plus the amount of any accrued and unpaid interest thereon to (but excluding) October 3, 2017; and (y) the exchange rate then in effect; and

(iii)   warrants (the “Warrants”) to be issued on the closing date of the Exchange Offer, to acquire an amount of newly issued Common Units equal to an aggregate of 4.5% of the total outstanding units of FELP (including Common Units and subordinated units) outstanding on the date of a Note Redemption (after giving effect to the full exercise of the warrants and consummation of the Note Redemption, subject to certain anti-dilution protections), exercisable only upon and after a Note Redemption and until the tenth anniversary of such Note Redemption.

The Tender Offer and the Exchange Offer are part of a series of proposed Restructuring transactions contemplated pursuant to the Amended and Restated Transaction Support Agreement dated as of July 22, 2016, by and among the Issuers, FELP, certain of their subsidiaries, Foresight Energy GP LLC, Reserves, Mr. Christopher Cline, Cline Resources and Development Company, Mr. Michael J. Beyer, Munsen LLC, Filbert Holdings LLC, The Candice Cline 2004 Irrevocable Trust, The Alex T. Cline 2004 Irrevocable Trust, The Christopher L. Cline 2004 Irrevocable Trust, The Kameron N. Cline 2004 Irrevocable Trust, Forest Glen Investments LLC, Murray and holders of 90.99% of the outstanding principal amount of Existing Senior Notes that are Non-Reserves Holders (the “Transaction Support Agreement”) and the Amended and Restated Transaction Support Agreement  (the “Lender Support Agreement” and together with the Transaction Support Agreement, the “Support Agreements”) dated as of July 22, 2016 among the Partnership, Reserves, Mr. Christopher Cline, Cline Resources and Development Company, Mr. Michael J. Beyer, Munsen LLC, Filbert Holdings LLC, The Candice Cline 2004 Irrevocable Trust, The Alex T. Cline 2004 Irrevocable Trust, The Christopher L. Cline 2004 Irrevocable Trust, The Kameron N. Cline 2004 Irrevocable Trust, Forest Glen Investments LLC, Murray and certain of the lenders under the Partnership’s Second Amended and Restated Credit Agreement dated as of August 23, 2013. The terms and conditions of the Tender Offer and the Exchange Offer are set forth in a confidential offering memorandum dated August 1, 2016 (the “Offering Memorandum”).  Pursuant to the Eligibility Letter (the form of which is attached to the Offering Memorandum as Annex A thereto), both the Offering Memorandum and the accompanying Letter of Transmittal (as it may be supplemented and amended from time to time subject to the terms of the applicable Support Agreements) will be delivered only to Eligible Holders of the Existing Senior Notes.

The Tender Offer and the Exchange Offer are each conditioned upon the consummation of each other and other transactions relating to the Restructuring. Eligible Holders electing to participate in one of these transactions must also participate in the other.

Holders electing to participate in the Tender Offer and the Exchange Offer will be required to provide a release with respect to certain claims they may have against Murray, the Partnership, Reserves (and its investors) and their respective agents and affiliates relating to actions, transactions, events or omissions before the effective date of the consummation of the Tender Offer and the Exchange Offer relating to the Partnership, the Existing Senior Notes, the indenture governing the Existing Senior Notes (the “Existing Senior Notes Indenture”) (including existing events of default thereunder), the purchase and sale agreement dated April 16, 2015 among Reserves, Michael J. Beyer and Murray and the Restructuring transactions.

The table below shows the aggregate consideration that would be received by the holders of the Existing Senior Notes in connection with the Tender Offer and the Exchange Offer, assuming: (i) full participation, and (ii) participation of the Eligible Holders holding 98% of the aggregate principal amount of Existing Senior Notes held by all of the Non-Reserves Holders, in the Tender Offer and the Exchange Offer.

	Full Participation of Non-Reserves Holders	98% (Minimum) Participation of Non-Reserves Holders
Reserves Investor Group(1):	$180.0 million of Exchangeable PIK Notes $15.2 million of Second Lien Notes (2)	$176.4 million of Exchangeable PIK Notes $16.7 million of Second Lien Notes(2)
Non-Reserves Holders:	$105.4 million in cash $120.0 million of Exchangeable PIK Notes $334.1 million of Second Lien Notes(3) Warrants to acquire Common Units equal to 4.5% of the Adjusted Fully Diluted Equity	$103.3 million in cash $117.6 million of Exchangeable PIK Notes $327.5 million of Second Lien Notes(3) Warrants to acquire Common Units equal to 4.5% of the Adjusted Fully Diluted Equity
(1)	As of the date hereof, the Reserves Investor Group owns $83.0 million in aggregate principal amount of Existing Senior Notes.
(2)

Includes Second Lien Notes to be issued in the Restructuring transactions in consideration of accrued and unpaid interest on the Existing Senior Notes owned by the Reserves Investor Group prior to the Tender Offer up to (but excluding) an assumed effective date of the Restructuring transactions of August 31, 2016.

(3)

Includes Second Lien Notes to be issued in the Restructuring transactions in consideration of accrued and unpaid interest on the Existing Senior Notes tendered in the Tender Offer and exchanged in the Exchange Offer up to (but excluding) an assumed effective date of the Restructuring transactions of August 31, 2016.

The Tender Offer will expire at 12:00 a.m. midnight, New York City time, at the end of August 26, 2016, unless extended or earlier terminated (such time and date, as the same may be extended, the “Tender Offer Expiration Time”).  Tenders pursuant to the Tender Offer may be withdrawn prior to 5:00 p.m., New York City time, on August 12, 2016, unless extended by Reserves in its sole discretion (such time and date, as the same may be extended, the “Tender Offer Withdrawal Deadline”).  Eligible Holders may withdraw Existing Senior Notes tendered pursuant to the Tender Offer at any time prior to the Tender Offer Withdrawal Deadline, but Eligible Holders may not withdraw Existing Senior Notes tendered pursuant to the Tender Offer on or after the Tender Offer Withdrawal Deadline.  Subject to the terms of the transaction support agreements for the Restructuring, Reserves may terminate or withdraw in its sole discretion the Tender Offer at any time and for any reason, including if any condition is not satisfied or waived by Reserves with the consent of the applicable required consenting parties, as may be required under the applicable transaction support agreements, on or before the Tender Offer Expiration Time.  However, such termination or withdrawal will not relieve Reserves of its obligation to complete the Restructuring transactions pursuant to the terms of the transaction support agreements prior to August 31, 2016.

The Exchange Offer will expire at 12:00 a.m. midnight, New York City time, at the end of August 26, 2016, unless extended or earlier terminated (such time and date, as the same may be extended, the “Exchange Offer Expiration Time”).  Tenders pursuant to the Exchange Offer may be withdrawn prior to 5:00 p.m., New York City time, on August 12, 2016, unless extended (such time and date, as the same may be extended, the “Exchange Offer Withdrawal Deadline”).  Eligible Holders may withdraw Existing Senior Notes  tendered pursuant to the Exchange Offer at any time prior to the Exchange Offer Withdrawal Deadline, but Eligible Holders may not withdraw Existing Senior Notes tendered pursuant to the Exchange Offer on or after the Exchange Offer Withdrawal Deadline.  The Issuers may terminate the Exchange Offer if any condition is not satisfied or waived with the prior written consent of the applicable required consenting parties, as may be required under the applicable transaction support agreements for the Restructuring on or before the Exchange Offer Expiration Time.

As mentioned above, the closing of each of the Exchange Offer and the Tender Offer is contingent upon Eligible Holders representing at least 98% of the aggregate principal amount of Existing Senior Notes held by all Non-Reserves Holders tendering into the Exchange Offer and the Tender Offer.

If the offerors in the Tender Offer and the Exchange Offer accept Existing Senior Notes for tender and exchange, but less than 100% of the Existing Senior Notes held by Non-Reserves Holders are tendered, then on or prior to the Effective Date, the Issuers will send a notice of redemption in respect of any Existing Senior Notes not tendered or exchanged, and the Existing Senior Notes Indenture will be discharged on the Effective Date.

The Offering Memorandum and the related Letter of Transmittal are only being delivered to, and the Tender Offer is being made, and the Exchangeable PIK Notes, the Second Lien Notes and the Warrants offered in the Exchange Offer are being offered and issued, only to Eligible Holders.  Accordingly, the Exchangeable PIK Notes, the Second Lien Notes, the Warrants and the Common Units issuable upon conversion of the Warrants will be subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws, pursuant to registration or exemption therefrom.  Hedging transactions involving the Warrants and Common Units issuable upon exercise of the Warrants may not be conducted unless in compliance with the Securities Act.

This announcement does not constitute an offer or solicitation to consummate any transactions contemplated by the Tender Offer or the Exchange Offer in any jurisdiction in which, or to (or from) any person to (or from) whom, it is unlawful to make such offer or solicitation.  None of the Reserves Investor Group, the Partnership, GBSC (as defined below), the agent for the Warrants or the trustees under the indentures for the Existing Senior Notes, the Exchangeable PIK Notes or the Second Lien Notes, or the affiliates of any of the foregoing persons, makes any recommendation as to whether holders of the Existing Senior Notes should tender their Existing Senior Notes pursuant to the Tender Offer or the Exchange Offer.  Each holder must make its own decision as to whether to tender its Existing Senior Notes, and, if so, the principal amount of the Existing Senior Notes as to which action is to be taken.

On behalf of Foresight Energy LP, PJT Partners Inc. is acting as financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal advisor.

Global Bondholder Services Corporation (“GBSC”) has been appointed as both the exchange agent and the information agent for the Exchange Offer and Tender Offer.  Eligible Holders must complete and submit a Letter of Transmittal to GBSC in order to participate in the Tender Offer and the Exchange Offer.  Questions concerning procedures for tendering Existing Senior Notes and requests for copies of the Offering Memorandum or the associated Letter of Transmittal should be directed to GBSC as follows:

Global Bondholder Services Corporation
65 Broadway, Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774
Toll free (866) 470-3700

About Foresight Energy LP

Foresight Energy LP is one of the largest holders of coal reserves in the United States, and its reserves can support over 100 years of production at its current production levels.  The company owns four mining companies in the Illinois Basin.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this press release may constitute “forward-looking statements.” The words “propose,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “outlook,” “estimate,” “potential,” “continues,” “may,” “will,” “seek,” “approximately,” “predict,” “anticipate,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on the Partnership’s current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that the future developments affecting us will be those that we anticipate. All comments concerning the proposed Restructuring described herein are based on the current state of the ongoing related negotiations.

The successful consummation of the transactions contemplated by the Restructuring, are subject to various conditions, including the successful negotiation of definitive documentation and other conditions that are not within the control of the Partnership or its affiliates. There can be no assurances that the Partnership or any of its affiliates will be able to successfully negotiate or implement any of the proposed Restructuring transactions contemplated by the Support Agreements, or if they are able to do so, that such negotiation or implementation will be consistent with the terms described herein.

We continue to experience substantial financial, business, operational and reputational risks that threaten our ability to continue as a going concern and could materially affect our present expectations and projections. For additional information regarding known material factors that could cause our actual results to differ from those contained in or implied by forward-looking statements, please see the section entitled “Risk Factors” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 15, 2016.

You are cautioned not to place undue reliance on forward-looking statements, which are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Foresight Energy LP

Gary M. Broadbent

Assistant General Counsel and Media Director

(314) 932-6152

Investor.relations@foresight.com

Media@coalsource.com

Foresight Reserves LP

Richard H. Verheij

General Counsel

The Cline Group, LLC

Office: 561.626.4999

rverheij@clineres.com